                                                                     EXHIBIT 1.1

                                29,427,389 SHARES

                                 CTC MEDIA, INC.

                     COMMON STOCK, PAR VALUE $0.01 PER SHARE

                             UNDERWRITING AGREEMENT

May o, 2006

                                                                     May o, 2006

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036

Ladies and Gentlemen:

         CTC Media, Inc., a Delaware corporation (the "COMPANY"), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the
"UNDERWRITERS") for whom Morgan Stanley & Co. Incorporated and Deutsche Bank are serving as Representatives (the "REPRESENTATIVES"), and certain shareholders of the Company named Schedule I hereto (the "SELLING SHAREHOLDERS") severally propose to sell to the several Underwriters, an aggregate of 29,427,389 shares of the common stock, par value $0.01 per share of the Company (the "FIRM
SHARES"), of which 7,190,680 shares are to be issued and sold by the Company and
22,236,709 shares are to be sold by the Selling Shareholders, each Selling
Shareholder selling the amount set forth opposite such Selling Shareholder's name in Schedule I hereto.

         The Company proposes to issue and sell to the several Underwriters not more than an additional 719,068 shares of common stock, par value $0.01 per share, of the Company (the "COMPANY ADDITIONAL SHARES") and certain Selling
Shareholders propose to sell to the several Underwriters not more than an additional 2,223,670 shares of common stock, par value $.01 per share, of the
Company (the "SHAREHOLDER ADDITIONAL SHARES," and together with the Company
Additional Shares, the "ADDITIONAL SHARES") if and to the extent that you, as
Managers of the offering, shall have determined to exercise, on behalf of the
Underwriters, the right to purchase such shares of common stock granted to the
Underwriters in Section 3 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "SHARES." The shares of common stock, par value $0.01 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the
"COMMON STOCK." The Company and the Selling Shareholders are hereinafter collectively referred to as the "SELLERS."

                                                1

         The Company has filed with the Securities and Exchange Commission (the
"COMMISSION") a registration statement on Form S-1 (File No. 333-132228), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any)
deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the
"SECURITIES ACT"), is hereinafter referred to as the "REGISTRATION STATEMENT";
the prospectus in the form first used to confirm sales of Shares (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to
Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"),
then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement.

         For purposes of this Agreement, "FREE WRITING PROSPECTUS" has the meaning set forth in Rule 405 under the Securities Act and as used herein shall mean any free writing prospectus relating to the Shares, "TIME OF SALE
PROSPECTUS" means the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule III hereto, and "BROADLY
AVAILABLE ROAD SHOW" means a "bona fide electronic road show" as defined in Rule
433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms "Registration Statement,"
"preliminary prospectus," "Time of Sale Prospectus" and Prospectus shall include the documents, if any, incorporated by reference therein. The terms
"SUPPLEMENT," "AMENDMENT," and "AMEND" as used herein with respect to the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT"), that are incorporated by reference therein.

         1. Representations and Warranties of the Company. The Company
represents and warrants to and agrees with each of the Underwriters that:

         (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                                                2

         (b) (i) The Registration Statement, when it became effective, did not and, as amended or supplemented, if applicable, as of the Closing Date or any
Option Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the
Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the
Closing Date (as defined in Section 5), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, on the date of any filing pursuant to
Rule 424(b), on the Closing Date and on any Option Closing Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus
based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (c) The Company is not an "ineligible issuer" in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d)
under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the
Securities Act or that was prepared by or behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

         (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the
Company and its subsidiaries, taken as a whole.

                                                3

         (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale
Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and except as disclosed in the Time of Sale Prospectus the shares in such subsidiaries owned directly or indirectly by the Company are held free and clear of all liens, encumbrances, equities or claims other than rights of first refusal in favor of parties owning interests in such subsidiaries arising under the constitutional documents of such subsidiaries or by operation of law.

         (f) This Agreement has been duly authorized, executed and delivered by the Company.

         (g) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale
Prospectus and the Prospectus.

         (h) The shares of Common Stock (including the Shares to be sold by the
Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.

         (i) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such
Shares will not be subject to any preemptive or similar rights.

         (j) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, except such as may be required by the securities or Blue
Sky laws of the various states in connection with the offer and sale of the
Shares.

                                                4

         (k) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the
Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.

         (l) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject
(i) other than proceedings accurately described in all material respects in the
Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii)
that are required to be described in the Registration Statement or the
Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the
Registration Statement or the Prospectus or to be filed as exhibits to the
Registration Statement that are not described or filed as required.

         (m) The Company is not, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

         (n) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"),
(ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and
(iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the
Company and its subsidiaries, taken as a whole.

         (o) There are no costs or liabilities associated with Environmental
Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental
Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                                                5

         (p) There are no contracts, agreements or understandings between the
Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement, except as described in the Time of Sale Prospectus.

         (q) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the
Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii)
there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and
the Prospectus, respectively.

         (r) The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, taken together, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the
Company and its subsidiaries, taken together, are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.

         (s) Except as disclosed in the Time of Sale Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material licenses (including broadcast licenses), inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

                                                6

         (t) Except as set forth in the Time of Sale Prospectus, the operations and corporate structure of the Company and its subsidiaries are in accordance with Russian laws, regulations and administrative acts as currently in effect except where the failure to so accord would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and except as described in the Time of Sale Prospectus, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (u) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (v) Except as described in the Time of Sale Prospectus, (i) the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses where the failure to so possess would have a material adverse effect on the Company and its subsidiaries, taken as a whole, and (ii) neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

         (w) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i)
transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company's most recent audited fiscal year, there has been no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

         (x) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                                                7

         (y) Any third-party statistical data included in the Registration
Statement, the Time of Sale Prospectus or the Prospectus is based on or derived from sources that the Company believes to be reliable and accurate, and the
Company has obtained the written consent to the use of such sources to the extent required.

         (z) The Company is not in violation of its certificate of incorporation or by-laws; none of the Company's subsidiaries is in violation of its charter or by-laws or other constitutive documents, except as would not have a material adverse effect or the Company and its subsidiaries, taken as a whole;

         (aa) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of their respective properties is subject except, singly or in the aggregate, as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.

         (bb) The Company has not sent or received any communication regarding the termination of any of the contracts or agreements filed as an exhibit to the
Registration Statement other than with respect to the scheduled expiration or termination set forth in such agreement, and no such termination has been threatened by the Company or, to the knowledge of the Company, any other party to any such contract or agreement.

         (cc) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate
(within the meaning of Rule 405) of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation (relating to the Company or any of its subsidiaries) by such persons of the FCPA (as defined below), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its subsidiaries and, to the knowledge of the Company its affiliates, have conducted their businesses as they relate to the Company or any of its subsidiaries in compliance with the FCPA, and the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

                                                8

         "FCPA" means Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

         (dd) The operations of the Company and its subsidiaries are in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency
(collectively, the "MONEY LAUNDERING LAWS") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money
Laundering Laws is pending or, to the best knowledge of the Company, threatened.

         (ee) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the
Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury
Department ("OFAC"); and the Company will not directly or indirectly use the proceeds to it of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

         (ff) Neither the Company nor any of its subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of its jurisdiction of incorporation.

         2. Representations and Warranties of the Selling Shareholders. Each
Selling Shareholder severally represents and warrants to and agrees with each of the Underwriters that:

         (a) This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement, except such as have already been obtained or may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

                                                9

         (b) In the case of the Selling Shareholders named in Part B of Schedule
I hereto, the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this
Agreement, the Custody Agreement signed by such Selling Shareholder and the
Company, as Custodian, relating to the deposit of the Shares to be sold by such
Selling Shareholder (the "CUSTODY AGREEMENT") and the Power of Attorney
appointing certain individuals as such Selling Shareholder's attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the "CUSTODY AGREEMENT AND POWER OF
ATTORNEY") will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of such Selling Shareholder (if such
Selling Shareholder is a corporation), or any agreement or other instrument binding upon such Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling
Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under the Custody
Agreement and Power of Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.

         (c) Such Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid "security entitlement" within the meaning of Section
8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by such Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and Power of Attorney (if applicable) and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares.

         (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Shareholder and are valid and binding agreements of such Selling Shareholder.

         (e) Upon payment for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the
Underwriters, to Cede & Co. ("CEDE") or such other nominee as may be designated by the Depository Trust Company ("DTC"), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of
DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of
Section 8-105 of the New York Uniform Commercial Code (the "UCC")) to such
Shares), (A) DTC shall be a "protected purchaser" of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the
Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any "adverse claim", within the meaning of Section
8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such
Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y)
DTC will be registered as a "clearing corporation" within the meaning of Section
8-102 of the UCC and (z) appropriate entries to the accounts of the several
Underwriters on the records of DTC will have been made pursuant to the UCC.

                                                10

         (f) In the case of Jaystone Limited, Cavendish Nominees Limited, Sector
Investment Holding Company Limited and Alexander Rodnyansky, such Selling
Shareholder is not prompted to sell the Shares being sold by it pursuant to this
Agreement by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus and the Prospectus that is required to be so disclosed.

         (g) (i) the Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(ii) the Time of Sale Prospectus does not, and at the time of each sale of the
Shares in connection with the offering and at the Closing Date (as defined in
Section 5), the Time of Sale Prospectus, as then amended or supplemented by the
Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and
(iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this Section 2(g) are limited to statements or omissions made in reliance upon information relating to such
Selling Shareholder furnished to the Company in writing by such Selling
Shareholder or its representative expressly for use in the Registration
Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.

         3. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each
Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from such Seller at $o a share (the "PURCHASE
PRICE") the number of Firm Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

                                                11

         On the basis of the representations and warranties contained in this
Agreement, and subject to its terms and conditions, the Company and each of the
Selling Shareholders named in Schedule I hereto agrees, severally and not jointly, to sell to the Underwriters its respective Additional Shares, and the
Underwriters shall have the right to purchase, severally and not jointly, the
Additional Shares at the Purchase Price. The maximum number of Company
Additional Shares that the Company agrees to sell is 719,068, and the maximum number of Shareholder Additional Shares which each such Selling Shareholder agrees to sell is set forth in Schedule I hereto. You may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice to the Company and the Selling Shareholders who are offering
Shareholder Additional Shares not later than 30 days after the date of this
Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased, and any such notices shall specify a number of Additional Shares to be sold by the Company or such Selling Shareholder, as the case may be, that bears the same proportion to the total number of Additional Shares as the number of Company Additional Shares or Shareholder Additional Shares set forth in
Schedule I hereto opposite the name of such Selling Shareholder bears to the total number of Additional Shares. Each purchase date must be at least two business days after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 5 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional
Shares are to be purchased (an "OPTION CLOSING DATE"), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as you may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in
Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Shares.

         Each Seller hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of
Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, or (3) enter into any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the common stock, whether any such transaction described in clause (1), (2) or (3)
above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (4) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

                                                12

         The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option, share appreciation right or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by a
Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the
Shares, provided that no filing under Section 16(a) of the Securities Exchange
Act of 1934, as amended (the "EXCHANGE ACT"), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by a Selling
Shareholder of shares of Common Stock or any security convertible into Common
Stock as a bona fide gift, or (e) distributions by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling
Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period. In addition, each Selling
Shareholder agrees that, without the prior written consent of the
Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common
Stock or any security convertible into or exercisable or exchangeable for Common
Stock. Each Selling Shareholder consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of any Shares held by such Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or
(2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the
Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.

                                                13

         4. Terms of Public Offering. The Sellers are advised by you that the
Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Sellers are further advised by you that the Shares are to be offered to the public initially at $o a share (the "PUBLIC OFFERING PRICE").

         5. Payment and Delivery. Payment for the Firm Shares to be sold by each
Seller shall be made to such Seller, or to an account designated by such Seller, in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several
Underwriters at 10:00 a.m., New York City time, on ____________, 2006,(1) or at such other time on the same or such other date, not later than _________,
2006,(2) as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "CLOSING DATE."

           Payment for any Additional Shares shall be made to the respective
Sellers thereof in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 3 or at such other time on the same or on such other date, in any event not later than _______, 2006,(3) as shall be agreed in writing by the Sellers thereof and the Representatives.

         The Firm Shares and Additional Shares shall be registered in such names and in such denominations as you shall request in writing not later than two full business day prior to the Closing Date or the applicable Option Closing
Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to you on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.

6. Conditions to the Underwriters' Obligations. The several obligations of the
Sellers to sell the Shares to the Underwriters and the several obligations of the Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than _____ (New York City time) on the date hereof.

_______________

         (1) Insert date 3 business days or, in the event the offering is priced after 4:30 p.m. Eastern Time, 4 business days after date of Underwriting
Agreement.

         (2) Insert date 5 business days after the date inserted in accordance with footnote 12.

         (3) Insert date 10 business days after the expiration of the green shoe option.

                                                14

         The several obligations of the Underwriters are subject to the following further conditions:

         (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale
Prospectus that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.

         (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the
Company, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the
Closing Date.

         The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

         (c) The Underwriters shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, outside U.S. counsel for the
Company, dated the Closing Date, to the effect that:

                  (i) the Company has been duly incorporated, is validly
         existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus;

                  (ii) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and in the Prospectus under the caption "Description of Capital Stock";

                  (iii) the shares of Common Stock (including the Shares to be sold by the Selling Shareholders) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable;

                  (iv) the Shares to be sold by the Company have been duly
         authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and
         non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights under the certificate of incorporation or by-laws of the Company or the Delaware General Corporation Law;

                                                15

                  (v) this Agreement has been duly authorized, executed and
         delivered by the Company;

                  (vi) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of United States federal or New York
         State law, rule or regulation applicable to the Company, the Delaware
         General Corporation Law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is filed as an exhibit to the Registration Statement;
         and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the United States or the State of New York is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained under the Securities Act, the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission or
         may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares;

                  (vii) the statements included in (1) the Time of Sale
         Prospectus and the Prospectus under the captions "Taxation" and
         "Description of Capital Stock," (2) the Prospectus under the caption
         "Underwriting" and (3) the Registration Statement in Item 14, in each case so far as such statements constitute matters of the federal laws of the United States, the laws of the State of New York or the Delaware
         General Corporation Law and are accurate in all material respects;

                  (viii) the Company is not, and after giving effect to the
         offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an "investment company" as such term is defined in the
         Investment Company Act of 1940, as amended; and

                  (ix) In addition to the matters set forth above, such opinion shall also include statements to the effect that (A) the Registration
         Statement as of the effective date and, as amended or supplemented, at the Closing Date, and the Prospectus, as of the date thereof (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any opinion) appear on their face to be appropriately responsive in all material respects to the requirements

                                                16

         of the Securities Act and the applicable rules and regulations of the
         Commission thereunder; (B) nothing has come to the attention of such counsel that causes such counsel to believe that (1) the Registration
         Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (2) the Time of Sale Prospectus
         (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of the date of this Agreement contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (3) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included therein, as to which such counsel need not express any belief) as of its date or as amended or supplemented, if applicable, as of the
         Closing Date contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (C) such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the
         Prospectus and are not so described; and (D) such counsel is not aware of any contracts or other documents required by the Securities Act and the rules and regulations thereunder to be filed as exhibits to the
         Registration Statement that are not filed as required.

         (d) The Underwriters shall have received on the Closing Date an opinion of Squire, Sanders & Dempsey LLP, outside Russian counsel for the Company, dated the Closing Date, to the effect that:

                  (i) each of ZAO "CTC," ZAO "Novy Kanal," OOO "Marathon TV,"
         ZAO "Channel 6," OAO "Teleexpress," [ZAO "Nevsky Kanal" and ZAO "CTC
         Region"] (each, a "Russian Subsidiary") has been duly registered and is validly existing as a legal entity of the relevant type in the Russian
         Federation as of the date of the most recent extract from the Unified
         State Register of Legal Entities provided to us by the Company with respect to such Russian Subsidiary, has the corporate power and authority to own, lease and operate its property and to conduct its business as currently conducted at the date of the Time of Sale
         Prospectus and is duly qualified to transact business in the Russian
         Federation;

                                                17

                  (ii) as of the date of the most recent shareholder register extracts of each Russian Subsidiary that is a joint stock company provided to us by the Company and based solely thereon, the Company, directly or indirectly through LLC CTC Investments or LLC CTC
         Communications, owns the shares in each such Russian Subsidiary, as described in the Time of Sale Prospectus, and in respect of such shares there are no registered pledges and such shares have been fully paid up;

                  (iii) as of the date of the current registered version of the charter and/or foundation agreement of each Russian subsidiary that is limited liability company provided to us by the Company and based solely thereon, the Company owns, directly or indirectly through LLC
         CTC Investments or LLC CTC Communications, the participation interests in each such Russian Subsidiary, as described in the Time of Sale
         Prospectus;

                  (iv) all of the issued shares of capital stock or
         participation interests of each Russian Subsidiary of the Company have been duly and validly authorized, and, in respect of shares of capital stock, issued and registered with the Federal Service for the Financial
         Markets of the Russian Federation or its predecessors, including the registration of the issuance, securities prospectus, where required, and of a placement report;

                  (v) the statements relating to legal matters included in the
         Time of Sale Prospectus and the Prospectus under the caption
         "Regulation of the Russian Broadcasting Industry" fairly summarize in all material respects such matters;

                  (vi) any lawfully declared dividends in respect of the shares or distribution of profits in respect of participation interests of each Russian Subsidiary held by the Company directly may be converted into foreign currency and freely transferred outside of the Russian
         Federation;

                  (vii) the offering of Shares as contemplated by this Agreement does not violate Russian securities laws and regulations and does not require any consent, approval, authorization, registration of qualification of or with any governmental authority of the Russian
         Federation;

                  (viii) the current ownership of certain Russian subsidiaries of CTC Media Inc. described in the Time of Sale Prospectus and the
         Prospectus complies with the requirements of Article 19.1 of the Mass
         Media Law;

                  (ix) the ownership structure of the Company is not subject to the requirements of Article 19.1 of the Mass Media Law.

                                                18

         (e) The Underwriters shall have received on the Closing Date opinions of Fried, Frank, Harris, Shriver & Jacobson (London) LLP, outside U.S. counsel to Cavendish Nominees Limited and Sector Investment Holding Company Limited, and
of Chadbourne & Parke LLP, outside U.S. counsel to Jaystone Limited, each dated the Closing Date, to the effect that:

                  (i) the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney
         of such Selling Shareholder will not contravene any United States federal or New York State law, rule or regulation applicable to such
         Selling Shareholder, or, to the best of such counsel's knowledge, any material agreement or other instrument binding upon such Selling
         Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of the United States of America or of the State of New York
         is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and Power of
         Attorney of such Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares;

                  (ii) such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this
         Agreement and the Custody Agreement and Power of Attorney of such
         Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares;

                  (iii) this Agreement and the Custody Agreement and Power of
         Attorney of such Selling Shareholder are valid and binding agreements of such Selling Shareholder; and

                  (iv) upon payment for the Shares to be sold by such Selling
         Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (1) DTC shall be a
         "protected purchaser" of such Shares within the meaning of Section
         8-303 of the UCC, (2) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and
         (3) no action based on any "adverse claim" (within the meaning of
         Section 8-102 of the UCC) to such Shares may be asserted against the
         Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section
         8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                                                19

         (f) The Underwriters shall have received on the Closing Date an opinion of Carey Olsen, Guernsey counsel to Cavendish Nominees Limited and Sector
Investment Holding Company Limited, dated the Closing Date, to the effect that:

                  (i) each such Selling Shareholder has been duly incorporated, is validly existing as a [corporation] in good standing under the laws of the jurisdiction of its incorporation;

                  (ii) this Agreement and the Custody Agreement and Power of
         Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

                  (iii) such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this
         Agreement and the Custody Agreement and Power of Attorney and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares; and

                  (iv) the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney
         of such Selling Shareholder will not contravene any law, rule or regulation of Guernsey applicable to such Selling Shareholder or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any material agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of Guernsey is required for the performance by such Selling Shareholder of its obligations under this
         Agreement or the Custody Agreement and Power of Attorney of such
         Selling Shareholder.

         (g) The Underwriters shall have received on the Closing Date an opinion of Kinanis - Pyrgou + Co., Cyprus counsel to Jaystone Limited, dated the Closing
Date, to the effect that:

                                                20

                  (i) such Selling Shareholder has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation;

                  (ii) this Agreement and the Custody Agreement and Power of
         Attorney have been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

                  (iii) such Selling Shareholder has the legal right and power, and all authorization and approval required by law, to enter into this
         Agreement and the Custody Agreement and Power of Attorney of such
         Selling Shareholder and to sell, transfer and deliver the Shares to be sold by such Selling Shareholder or a security entitlement in respect of such Shares; and

                  (iv) the execution and delivery by such Selling Shareholder of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney
         of such Selling Shareholder will not contravene any law, rule or regulation of Cyprus applicable to such Selling Shareholder or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), or, to the best of such counsel's knowledge, any material agreement or other instrument binding upon such Selling Shareholder or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency of Cyprus is required for the performance by such Selling Shareholder of its obligations under this
         Agreement or the Custody Agreement and Power of Attorney of such
         Selling Shareholder.

         (h) The Underwriters shall have received on the Closing Date an opinion of Wilmer Cutler Pickering Hale and Dorr LLP, U.S. counsel to the Selling
Shareholders other than Cavendish Nominees Limited, Sector Investment Holding
Company Limited and Jaystone Limited with respect to subclause (iii) and other than Cavendish Nominees Limited, Sector Investment Holding Company Limited,
Jaystone Limited and _____________ with respect to subclauses (i) and (ii), dated the Closing Date, to the effect that:

                                                21

                  (i) this Agreement and the Custody Agreement and Power of
         Attorney of such Selling Shareholder have been duly authorized (if such
         Selling Shareholder is a legal entity), executed and delivered by or on behalf of such Selling Shareholder and are valid and binding agreements of such Selling Shareholder;

                  (ii) the execution and delivery by such Selling Shareholder(s)
         of, and the performance by such Selling Shareholder of its obligations under, this Agreement and the Custody Agreement and Power of Attorney
         of such Selling Shareholder will not contravene any provision of applicable law that in such counsel's experience is normally applicable in transactions of the type contemplated by this Agreement, or the certificate of incorporation or by-laws of such Selling Shareholder (if such Selling Shareholder is a corporation), and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Shareholder of its obligations under this Agreement or the Custody Agreement and
         Power of Attorney of such Selling Shareholder, except such as may be required under the Securities Act, the Exchange Act and the rules and regulations of the United States Securities and Exchange Commission or
         by the securities or Blue Sky laws of the various states in connection with offer and sale of the Shares; and

                  (iii) upon payment for the Shares to be sold by such Selling
         Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede or such other nominee as may be designated by DTC, registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim within the meaning of Section 8-105 of the UCC to such Shares), (1) DTC shall be a
         "protected purchaser" of such Shares within the meaning of Section
         8-303 of the UCC, (2) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and
         (3) no action based on any "adverse claim" (within the meaning of
         Section 8-102 of the UCC) to such Shares may be asserted against the
         Underwriters with respect to such security entitlement; in giving this opinion, counsel for the Selling Shareholders may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company's share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a "clearing corporation" within the meaning of Section
         8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

                                                22

         (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer or partner of each Selling Shareholder (or, in the case of an individual, by such
Selling Shareholder), to the effect that the representations and warranties of the relevant Selling Shareholder contained in this Agreement are true and correct as of the Closing Date and that such Selling Shareholder has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.

         (j) The Underwriters shall have received on the Closing Date opinions of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated the
Closing Date, in form and substance reasonably satisfactory to them.

         With respect to Section 6(c)(ix) above, Wilmer Cutler Pickering Hale and Dorr LLP, and with respect to Section 6(j) above, Cleary Gottlieb Steen &
Hamilton LLP, may state that their statements and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale
Prospectus and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to Section 6(h) above, Wilmer
Cutler Pickering Hale and Dorr LLP may rely with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of each
Selling Shareholder contained herein and in the Custody Agreement and Power of
Attorney of such Selling Shareholder and in other documents and instruments;
provided that (A) each such counsel for the Selling Shareholders is satisfactory to your counsel, (B) a copy of each opinion so relied upon is delivered to you and is in form and substance satisfactory to your counsel, (C) copies of such
Custody Agreement and Power of Attorney and of any such other documents and instruments shall be delivered to you and shall be in form and substance satisfactory to your counsel and (D) Wilmer Cutler Pickering Hale and Dorr LLP shall state in their opinion that they are justified in relying on each such other opinion.

         The opinions described in Sections 6(c), 6(d), 6(e), 6(f) and 6(g)
above (and any opinions of counsel for any Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or one or more of the Selling Shareholders, as the case may be, and shall so state therein.

        (k) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst
& Young LLC, independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus
and the Prospectus; provided that the letter delivered on the Closing Date shall use a "cut-off date" not earlier than the date hereof.

                                                23

         (l) The "lock-up" agreements, each substantially in the form of Exhibit
A hereto, between you and certain shareholders, officers and directors of the
Company relating to sales and certain other dispositions of shares of Common
Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.

         (m) The Shares shall have been approved for quotation on the Nasdaq
National Market, and satisfactory evidence of such actions shall have been provided to you.

         The several obligations of the Underwriters to purchase Additional
Shares hereunder are subject to the delivery to you on the applicable Option
Closing Date of such documents as you may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the
Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.

         7. Covenants of the Company. The Company covenants with each
Underwriter as follows:

         (a) To furnish to you, without charge, four signed copies of the
Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to you in New York City, without charge, as early as practicable on the business day next succeeding the date of this
Agreement and during the period mentioned in Section 7(e) or 7(f) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.

         (b) Before amending or supplementing the Registration Statement, the
Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object, and to file with the Commission within the applicable period specified in Rule 424(b) under the Securities Act any prospectus required to be filed pursuant to such Rule.

         (c) To furnish to you a copy of each proposed free writing prospectus relating to the transactions contemplated in this Agreement to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.

         (d) Not to take any action that would result in an Underwriter or the
Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the
Underwriter that the Underwriter otherwise would not have been required to file thereunder.

                                                24

         (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale
Prospectus conflicts with the information contained in the Registration
Statement then on file, or if, in the opinion of counsel for the Underwriters following consultation with outside U.S. counsel to the Company, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus , as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale
Prospectus, as amended or supplemented, will comply with applicable law.

         (f) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters following consultation with outside U.S. counsel to the Company the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters following consultation with outside U.S. counsel to the
Company, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Shares may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the
Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in
Rule 173(a) under the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

                                                25

         (g) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.

         (h) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section
11(a) of the Securities Act and the rules and regulations of the Commission thereunder.

         (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company's counsel and the Company's accountants in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of or used by the Company and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 7(g) hereof, including filing fees in connection with such qualification and in connection with the Blue Sky or Legal
Investment memorandum, (iv) all filing fees incurred in connection with the review and qualification of the offering of the Shares by the National
Association of Securities Dealers, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the
Shares on the Nasdaq National Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any "road show" undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic roadshow, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, in each case with the prior approval of the
Company, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the

                                                26

performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled "Indemnity and Contribution" and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make, as well as any additional expenses or reimbursements thereof set forth in a separate agreement between the Company and the underwriters, and nothing set forth in this Section
7(i) shall contradict the provisions of any such separate agreement. The provisions of this Section 7(i) shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.

         8. Covenants of the Selling Shareholders. Each Selling Shareholder
severally covenants with the Underwriters:

         (a) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

         (b) Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any free writing prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

         (c) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of such Selling Shareholder's obligations under this Agreement, including: (i) the fees, disbursements and expenses of its counsel in connection with the delivery of the Shares being sold by it as contemplated under this Agreement and (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon. The provisions of this Section 8(d) shall not supersede or otherwise affect any agreement that the Selling Shareholders may otherwise have for the allocation of such expenses among themselves or between themselves and the Company.

         9. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter or Company information that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.

                                                27

         10. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any
Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Securities Exchange Act of 1934, as amended (the "EXCHANGE
ACT"), and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule
433(d) of the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

         (b) Each Selling Shareholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or
Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration
Statement or any amendment thereof, any preliminary prospectus, the Time of Sale
Prospectus, any free writing prospectus that the Company has file, or is required to file, pursuant to Rule 433(d) of the Securities Act or the
Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Selling Shareholder furnished to the
Company in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto. The liability of each Selling Shareholder under the indemnity agreement contained in this Section 10(b) shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by such Selling Shareholder under this Agreement.

                                                28

         (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholders, the directors of the
Company and the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the
Company in writing by such Underwriter through you expressly for use in the
Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.

         (d) In case any proceeding (including any governmental investigation)
shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the "INDEMNIFIED
PARTY") shall promptly notify the person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the (i) fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the
Securities Act or Section 20 of the Exchange Act or who are affiliates of any
Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration
Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the
Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholders and such control persons of any Selling Shareholders, such firm shall be designated in writing by the persons named as attorneys-in-fact for the Selling Shareholders under the Powers

                                                29

of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

         (e) To the extent the indemnification provided for in Section 10(a),
10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares
(before deducting expenses) received by the Sellers and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public
Offering Price of the Shares. The relative fault of the Sellers on the one hand

                                                30

and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties'
relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of each Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public
Offering Price of the Shares sold by such Selling Shareholder under this
Agreement.

         (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no
Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the
Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         (g) The indemnity and contribution provisions contained in this Section
10 and the representations, warranties and other statements of the Company and the Selling Shareholders contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement,
(ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, any Selling
Shareholder or any person controlling any Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii)
acceptance of and payment for any of the Shares.

                                                31

         11. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if after the execution and delivery of this
Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, either of the New
York Stock Exchange or the Nasdaq National Market, (ii) trading of any securities of the Company shall have been suspended on the Nasdaq National
Market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or the Russian Federation shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or Russian Federation authorities or (v)
there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the
Prospectus.

         12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

         If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule II bears to the aggregate number of
Firm Shares set forth opposite the names of all such non-defaulting
Underwriters, or in such other proportions as you may specify, to purchase the
Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of
Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm
Shares to be purchased on such date, and arrangements satisfactory to you, the
Company and the Selling Shareholders for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholders. In any such case either you or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration
Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any

                                                32

Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the
Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or any
Selling Shareholder to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or any Selling Shareholder shall be unable to perform its respective obligations under this Agreement, the
Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel)
reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

         13. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the
Shares, represents the entire agreement between the Company and the Selling
Shareholders, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the
Shares, except with respect to any agreements for the payment of expenses relating to the transactions contemplated in this agreement between and among the parties hereto.

         (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the
Underwriters owe the Company only those duties and obligations set forth in this
Agreement and prior written agreements (to the extent not superseded by this
Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.

         14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                                33

         15. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

         16. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

         17. Notices. All communications hereunder shall be in writing and effective only upon receipt shall be delivered, mailed or sent:

        (a) if to the Underwriters, in care of Morgan Stanley & Co.
Incorporated, 1585 Broadway, New York, New York 10036, United States of America,
Attention: Equity Syndicate Desk, with a copy to the Legal Department;

        (b) if to the Company, to it at:

        15A Pravda Street
        125124 Moscow
        Russian Federation
        Attention:  [Leigh Sprague]

        and with a copy to
        Trisha Johnson
        Wilmer Cutler Pickering Hale and Dorr LLP
        Alder Castle
        10 Noble Street
        London
        EC2V 7QJ
        United Kingdom;

        (c) if to a Selling Shareholder listed in Part A of Schedule I, to the address of such Selling Shareholder indicated in Part C of Schedule I hereto;
and

        (d) if to a Selling Shareholder listed in Part B of Schedule I, to the
Attorney-in-Fact appointed under the Custody Agreement and Power of Attorney at:

        15A Pravda Street
        125124 Moscow
        Russian Federation
        Attention:  Nilesh Lakhani / Leigh Sprague

                                                34

                                         Very truly yours,

                                         CTC MEDIA, INC.

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         ATTORNEY -IN-FACT

                                         By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                         [REPEAT AS NECESSARY FOR
                                         ADDITIONAL SELLING
                                         SHAREHOLDERS NOT SIGNING
                                         THROUGH POWER OF ATTORNEY]

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.

Acting severally on behalf of themselves
     and the several Underwriters named
     in Schedule II hereto.

By: Morgan Stanley & Co. Incorporated

By:
    --------------------------------
    Name:
    Title:

                                                35

By: Deutsche Bank Securities Inc.

By:
    --------------------------------
    Name:
    Title:

                                                36

                                                                      SCHEDULE I

                                                                                     MAXIMUM NUMBER OF
                                                           NUMBER OF FIRM SHARES     ADDITIONAL SHARES
                  SELLING SHAREHOLDER                            TO BE SOLD             TO BE SOLD
-------------------------------------------------------   ----------------------    -------------------

PART A (Shareholders not entering into a Custody
Agreement and Power of Attorney)
Jaystone Limited........................................  3,919,185                 391,919
Cavendish Nominees Limited..............................  9,236,813                 1,429,095
Sector Investment Holding Company Limited...............  1,956,187                 302,656
PART B (Shareholders entering into a Custody Agreement
and Power of Attorney)
Alliance ScanEast Fund L.P..............................  570,000                   -
Amanda Beckett..........................................  16,800                    -
Rodney B. Berens........................................  140,000                   -
Mr. Peter Gerwe.........................................  900,000                   100,000
PGD Trust fbo Alexis Elizabeth Gerwe....................  25,000                    -
PGD Trust fbo Grace Barbara Gerwe.......................  25,000                    -
PGD Trust fbo Jonathan Peter Gerwe......................  25,000                    -
John D. and Linda W. Gruber Trust.......................  84,800                    -
Guernroy Limited........................................  80,000                    -
John J. Hagenbuch, as Trustee...........................  200,000                   -
Mr. Vladimir Khanumyan..................................  141,224                   -
Mr. Nilesh Lakhani......................................  188,300                   -
Mr. J. Patterson McBaine................................  20,000                    -
Mr. Mark Moorfoot.......................................  2,400                     -
Northwood Ventures LLC..................................  450,000                   -
Mr. Alexander Rodnyansky ...............................  3,108,800                 -
William D. Rollnick.....................................  120,000                   -
Richard C. Spalding.....................................  72,000                    -
                                                          ----------------------    -------------------
         Total:.........................................  22,236,709                2,223,670
                                                          ======================    ===================

                                      I-1

PART C (Shareholder notice details)

In the case of:

(a) Jaystone Limited

Geneva Place
333 Waterfront Drive
Road Town
Tortola
British Virgin Islands

(b) Cavendish Nominees Limited and Sector Investment Holding Company Limited

c/o International Private Equity Services Ltd.
Alexander House
13-15 Victoria Road
St. Peter Port, Guernsey
Channel Islands GY1 3ZD

                                       2

                                                                     SCHEDULE II

                                                                      NUMBER OF FIRM SHARES TO BE
                           UNDERWRITER                                         PURCHASED
---------------------------------------------------------------       ---------------------------

Morgan Stanley & Co. Incorporated..............................
Deutsche Bank Securities Inc...................................
J.P. Morgan Securities Ltd.....................................
                                                                      ---------------------------
         Total:................................................
                                                                     ============================

                                       3

                                                                    SCHEDULE III

                             TIME OF SALE PROSPECTUS

1.  Preliminary Prospectus issued May 12, 2006

2.  [identify all free writing prospectuses filed by the Company under
    Rule 433(d) of the Securities Act]

3.  [free writing prospectus containing a description of terms that does not reflect final terms, if the Time of Sale Prospectus does not include a final term sheet]

4.  [orally communicated pricing information to be included on Schedule III if a final term sheet is not used] [TO BE DISCUSSED]

                                      A-1

                                    EXHIBIT A
                            [FORM OF LOCK-UP LETTER]

                                               _____________, 2006

Morgan Stanley & Co. Incorporated
Deutsche Bank Securities Inc.
c/o  Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036

Ladies and Gentleman:

         The undersigned understands that Morgan Stanley & Co. Incorporated and
Deutsche Bank Securities Inc. (together, the "REPRESENTATIVES") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with CTC Media,
Inc., a Delaware corporation (the "COMPANY") and certain shareholders of the
Company, providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including the Representatives (the "UNDERWRITERS"), of
[29,427,389] shares of common stock, par value $0.01 per share of the Company
(the "COMMON STOCK").

         To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the
Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or (3) enter into any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the common stock, whether any such transaction described in clause (1), (2)
or (3) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to transactions relating to (a) shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of
1934, as amended (the "EXCHANGE ACT"), shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities

                                      A-2

acquired in such open market transactions, (b) transfers of shares of Common
Stock or any security convertible into Common Stock as a bona fide gift, or (c)
distributions of shares of Common Stock or any security convertible into Common
Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange
Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the
Underwriters, it will not, during the period commencing on the date hereof and ending 180 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common
Stock or any security convertible into or exercisable or exchangeable for Common
Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

         If:

         (1) during the last 17 days of the restricted period the Company issues an earnings release or material news or a material event relating to the
Company occurs; or

         (2) prior to the expiration of the restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the restricted period;

the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

         The undersigned shall not engage in any transaction that may be restricted by this agreement during the 34-day period beginning on the last day of the initial restricted period unless the undersigned requests and receives prior written confirmation from the Company or the Representatives that the restrictions imposed by this agreement have expired.

         The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public
Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

                                      A-3

         Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                         Very truly yours,

                                         -----------------------------
                                         (Name)

                                         -----------------------------
                                         (Address)

                                      A-4